EXHIBIT D
PROMISSORY NOTE

[Missing Graphic Reference]	Promissory Note in United States Dollars Interests payable at maturity Fixed Rate

CHECK ACCOUNT NUMBER: 82500558153	CREDIT NUMBER:	OFFICE:	AUTHORIZATION 51/11	TYPE OF CREDIT PQ	PROMISSORY NOTE NUMBER: 1

By this Promissory Note, I (We) undertake to unconditionally pay to Banco Santander (México), S.A. , Institución de Banca Múltiple, Grupo Financiero Santander (hereinafter referred to as Banco Santander (México), S.A.) the amount of US$40´000,000.00 (FORTY MILLION UNITED STATES DOLLARS), which shall be paid in such currency on the payment date. I (we) have received the amount covered by this Promissory Note to my (our) complete satisfaction and it is derived from the exercise of the credit that Banco Santander (México) S.A. authorized for me (us).

This Promissory Note and the interests derived from it shall be paid in United States Dollars, at 4 New York Plaza, floor 15, New York City, 10004, Nueva York USA, such payment can be made through wire transfer to the account number 400047144 that Banco Santander (México) S.A. has opened with JP Morgan Chase Bank, N.A. in New York City, NY, USA, con January 17, 2012. Should this be a nonworking day, it shall be paid the immediate subsequent working day. Likewise, if the payment day is a nonworking day, the signatory (signatories) shall pay to Banco Santander (México), S.A. the interests generated from the maturity date of this Promissory Note to the date the payment is carried out.

This Promissory Note shall accrue interests on the outstanding balance, and they shall be calculated and paid at the due date of this instrument; at a fixed rate of 1.7963% (One point seven nine six three percent), annual.

The computation of interests shall be carried put according to the number of calendar days passed, divided by 360.

For the purposes of this document, the following definitions are to be considered:

“Business Day”:  Any day for transactions by and between banks in deposits in US Dollars, in the Dollar exchange market of the United States of America, in London, England, and in which bank operations are held either in Mexico City or New York City, USA.

In the case of failure to comply with the timely settlement of the amounts corresponding to the principal of the credit, the signatory (signatories) undertake to pay to Banco Santander (México) S.A. interests on late payment computed at a rate resulting from the multiplication of the ordinary rate of interest by 1.5 (ONE POINT FIVE) times. Interests on late payments shall be computed daily for the time the default subsists and until the total amount of principal and appurtenances is settled.

The signatory (signatories) authorize Banco Santander (México), S.A. to, at his discretion, charge to the Check Account Number 82500558153, (account where the signatory is the holder) the amounts of the obligations stipulated herein and the corresponding interests, in order to settle such obligations.

The signatory (signatories) shall not settle in advance the principal of this Promissory Note without the previous written consent of Banco Santander (México) S.A..

Settlement of interests shall be free of any tax, burden, duty, charge, deduction, transfer or withholding of any nature imposed in any time by any authority. If the applicable law stipulates that the signatory (signatories) shall carry out such deductions, then the signatories shall pay the necessary additional amounts so that the net amounts received by Banco Santander (México) S.A. are equal to the gross amounts agreed in this Promissory Note.

Notwithstanding the payment location of this Note, New York City, United States of America, for the construal and enforcement of this Promissory Note, the Parties expressly agree to subject themselves to the jurisdiction of the Courts of Mexico City, or the one that corresponds to Mexico City, United Mexican States, at the choice of Banco Santander (México) S.A.. The signatories waive other jurisdictions that may correspond due to their present or future domicile(s).

    Mexico City, January 10, 2012

SIGNATORY (IES)*

Name: Grupo ADO, S.A. de C.V.

Represented by:
Juan Carlos Uriarte Amann
José Antonio Pérez Antón
Address: Cal. Ignacio Zaragoza 200 ED B 2nd floor
Col Siete de Julio
México City
15390

/s/ Juan Carlos Uriarte Amann
/s/ José Antonio Pérez Antón

Name: Represented by: Address: _______________________________________________ Signature

GUARANTOR(S)*

Name: Autobuses de Oriente ADO, S.A. de C.V.

Represented by:
Juan Carlos Uriarte Amann
José Antonio Pérez Antón
Address: Cal. Ignacio Zaragoza 200 ED B 2nd floor
Col Siete de Julio
México City
15390

/s/ Juan Carlos Uriarte Amann
/s/ José Antonio Pérez Antón

  Name: Autobuses Alas de Oro, S.A. de C.V.

  Represented by:
  Juan Carlos Uriarte Amann
  José Antonio Pérez Antón
  Address: Cal. Ignacio Zaragoza 200 ED B 2nd floor
  Col Siete de Julio
  México City
  15390

  /s/ Juan Carlos Uriarte Amann
  /s/ José Antonio Pérez Antón

Name: Omnibus Cristobal Colon, S.A. de C.V.

Represented by:
Juan Carlos Uriarte Amann
José Antonio Pérez Antón
Address: Cal. Ignacio Zaragoza 200 ED B 2nd floor
Col Siete de Julio
México City
15390

/s/ Juan Carlos Uriarte Amann
/s/ José Antonio Pérez Antón

THE REPRESENTATIVES OF THE SIGNATORIES AND GUARANTORS, DULY SWORN, DEPOSE AND SAY TO BANCO SANTANDER (MÉXICO), S.A THAT THEY HAVE THE CORRESPONDING FACULTIES AND POWERS TO COMMERCIALLY REPRESENT THE PERSON(S) TO WHOM THE CREDIT IS BEING AUTHORIZED; AND THAT SUCH FACULTIES AND POWERS HAVE NOT BEEN REVOKED OR LIMITED IN ANY MANNER AT THE DATE THIS PROMISSORY NOTE IS BEING EXECUTED.

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